UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2025

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Framework Agreement and ISDA Master Agreement and Schedule

On October 2, 2025, Hawaii Renewables, LLC (“HR”), a subsidiary of Par Pacific Holdings, Inc. (“Par”), entered into a Framework Agreement for Commodity Swap Transactions (the “Framework Agreement”) with Wells Fargo Bank, N.A. (“Wells Fargo”) pursuant to which the parties agreed to a framework for entering into a series of prepaid swaps from time to time with respect to soybean oil and crude oil. On October 2, 2025, Wells Fargo and HR also entered into a related International Swaps and Derivatives Association (“ISDA”) Schedule to the 2002 ISDA Master Agreement (the “ISDA Agreement”), whereby Wells Fargo and HR will execute on a monthly basis such series of swaps (each of which will be evidenced by a separate trade confirmation) and Wells Fargo will agree to prepay a fixed amount to HR (subject to a cap). The swaps will be settled on a monthly basis, and a new series of swaps can be entered into at the beginning of each month. The Framework Agreement has an initial term of one year and will be automatically renewed for additional terms of one year each unless either party terminates the Framework Agreement after the initial term by providing at least 90 calendar days’ prior written notice to the other party.

In addition, pursuant to the Framework Agreement, HR and Wells Fargo agreed to use commercially reasonable efforts to negotiate and enter into a definitive Letter of Credit Facility Agreement (the “LC Facility Agreement”) to support HR’s payment obligations with respect to the soybean oil and feedstock inventory supply chain. The Framework Agreement also requires HR to comply with certain covenants with respect to its commodity inventory, storage requirements, insurance, inventory reports, records and inspection of sites. The ISDA Agreement contains certain termination events with respect to early termination of the ISDA Agreement.

Par guarantees HR’s obligations under the Framework Agreement, the ISDA Agreement and certain other related agreements (including the LC Facility Agreement upon its execution and delivery) pursuant to an unsecured guaranty.

The foregoing descriptions of the Framework Agreement and the ISDA Agreement are qualified in their entirety by reference to the Framework Agreement and the ISDA Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Pledge and Security Agreement and Credit Support Annex

In connection with the Framework Agreement and the ISDA Agreement, on October 2, 2025, HR entered into a Pledge and Security Agreement (the “Pledge and Security Agreement”) with Wells Fargo, pursuant to which HR granted Wells Fargo a security interest in certain collateral, including certain commodity inventory and renewable feedstocks at approved locations, to secure HR’s obligations under the Framework Agreement, the ISDA Agreement and, upon its execution and delivery, the LC Facility Agreement. The foregoing description of the Pledge and Security Agreement is qualified in its entirety by reference to the Pledge and Security Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Also in connection with the ISDA Agreement, on October 2, 2025, HR and Wells Fargo entered into a Credit Support Annex to the ISDA Agreement (the “Credit Support Annex”), which sets forth the terms and conditions upon which HR will be required to deliver additional collateral to Wells Fargo (and Wells Fargo will be required to return collateral to HR) depending upon the mark to market exposure under the ISDA Agreement and the value of the collateral. The foregoing description of the Credit Support Annex is qualified in its entirety by reference to the Credit Support Annex, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01         Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

10.1*	Framework Agreement for Commodity Swap Transactions, dated as of October 2, 2025, by and between Hawaii Renewables, LLC and Wells Fargo Bank, N.A.

10.2	International Swaps and Derivatives Association Schedule to the 2002 ISDA Master Agreement, dated as of October 2, 2025, by and between Hawaii Renewables, LLC and Wells Fargo Bank, N.A.

10.3*	Pledge and Security Agreement, dated as of October 2, 2025, by and between Hawaii Renewables, LLC and Wells Fargo Bank, N.A.

10.4	Credit Support Annex to the Schedule to the ISDA 2002 Master Agreement, dated as of October 2, 2025, by and between Hawaii Renewables, LLC and Wells Fargo Bank, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2025

PAR PACIFIC HOLDINGS, INC.

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Senior Vice President, General Counsel and Secretary